As filed with the Securities and Exchange Commission on August 1, 1996

                           Registration No. 333-______

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under
                           The Securities Act of 1933

                        VISTA INFORMATION SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)

                                    MINNESOTA
                          (State or other jurisdiction
                        of incorporation or organization)

                                   41-1293754
                                (I.R.S. Employer
                               Identification No.)

                            5060 SHOREHAM PLACE, #300
                                  SAN DIEGO, CA
                    (Address of Principal Executive Offices)

                                      92122
                                   (Zip Code)

                             1993 STOCK OPTION PLAN

                                       AND

                            1995 STOCK INCENTIVE PLAN
                            (Full title of the plans)

                               E. STEVEN HAMILTON
                        VISTA INFORMATION SOLUTIONS, INC.

                            5060 SHOREHAM PLACE, #300
                               SAN DIEGO, CA 92122

                     (Name and address of agent for service)

                                 (619) 450-6100

                          (Telephone number, including
                        area code, of agent for service)

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
           IMMEDIATELY UPON THE FILING OF THIS REGISTRATION STATEMENT

                                              CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                         PROPOSED MAXIMUM          PROPOSED MAXIMUM

TITLE OF SECURITIES TO BE         AMOUNT TO BE          OFFERING PRICE PER        AGGREGATE OFFERING           AMOUNT OF
        REGISTERED               REGISTERED(1)               SHARE(2)                  PRICE(2)             REGISTRATION FEE

- --------------------------------------------------------------------------------------------------------------------------------
Common Stock, par
value $.01 per share            4,435,563 shares                 $1.09                    $4,834,763.67            $1,670.00
================================================================================================================================


(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of anti-dilution provisions described herein.

(2) Estimated solely for the purpose of calculating the amount of the registration fee and calculated as follows: (i) with respect to options to purchase shares previously granted under the Plans, on the basis of the weighted average exercise price of such option grants and (ii) with respect to options and incentive awards granted and to be granted under the Plans, on the basis of the average between the bid and asked prices of the Registrant's Common Stock on July 30, 1996 on the Nasdaq Small-Cap Market.




                                     PART II

                              INFORMATION REQUIRED
                          IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission") by VISTA Information Solutions, Inc. (the "Company") are incorporated by reference in this Registration Statement: (1) the Company's Annual Report on Form 10-K for the year ended December 31, 1995, as amended on April 29, 1996 and June 28, 1996; (2) the Company's Quarterly Report on Form 10-QSB for the period ended March 31, 1996; (3) all other reports filed by the Company pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1995; and (4) the description of the Company's Common Stock contained in its Registration Statement on Form 10, including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered pursuant to this Registration Statement have been sold or that deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     The balance sheets of VISTA Information Solutions, Inc. as of December 31, 1995 and 1994 and the statements of operations, changes in stockholders' equity (deficit) and cash flows for the twelve month period ended December 31, 1995 and 1994, the six month period ended December 31, 1993 and the twelve month period ended June 30, 1993, are all incorporated herein in reliance on the report of McGladrey & Pullen, LLP, independent auditors. The separate balance sheet of VISTA Environmental Information, Inc. as of December 31, 1994 and the statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1994, are all incorporated herein in reliance on the report of Deloitte & Touche LLP, independent accountants. All of such financial statements are included herein and incorporated by reference in reliance on the reports of such firms given upon their authority as experts in accounting and auditing. To the extent that McGladrey & Pullen, LLP audits and reports on the financial statements of VISTA Information Solutions, Inc. issued at future dates, and consents to the use of their reports thereon, such financial statements also will be incorporated by reference in the Registration Statement in reliance upon their reports and said authority.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable -- the Company's Common Stock has been registered under
Section 12 of the Exchange Act as described in Item 3 of this Part II.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article 6 of the Company's Restated Articles of Incorporation limits the liability of its directors to the fullest extent permitted by the Minnesota Business Corporation Act (the "MBCA"). Specifically, directors of the Company will not be personally liable for monetary damages for breach of fiduciary duty as directors, except liability for (i) any breach of the duty of loyalty to the Company or its shareholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) dividends or other distributions of corporate assets that are in contravention of certain statutory or contractual restrictions, (iv) violations of certain Minnesota securities laws, or (v) any transaction from which the director derives an improper personal benefit. Liability under federal securities law is not limited by the Restated Articles.

     Section 6.1 of the Company's Restated Bylaws provide that directors, officers, committee members and other persons and agents, past or present, of the Company, shall be indemnified by the Company to the fullest extent permitted by the MBCA.

     The MBCA requires that the Company indemnify any director, officer or employee made or threatened to be made a party to a proceeding, by reason of the former or present official capacity of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including a derivative action in the name of the Company. Reference is made to the detailed terms of the Minnesota indemnification statute (Minn. Stat. ss. 302A.521) for a complete statement of such indemnification rights. The Company's Restated Articles of Incorporation also require the Company to provide indemnification to the fullest extent of the Minnesota indemnification statute.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company is aware that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. The Company has obtained Directors and Officers insurance covering $2,000,000 for each loss with a self-insured retention of $75,000 for each wrongful act and $5,000 per assured subject to a maximum of $10,000 for all insureds.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     No securities are to be reoffered or resold pursuant to this Registration Statement.

ITEM 8.  EXHIBITS.

4.1*     Restated Articles of Incorporation, as amended to date.

4.2**    Restated By-Laws of the Company, as amended to date.

4.3***   Warrant Agreement.

4.4^ Certificate of Designation of the Rights and Preferences of the Company's Series B Convertible Preferred Stock.

4.5^^ Certificate of Designation of the Rights and Preferences of the Company's Series C Convertible Preferred Stock.

4.6^^ Certificate of Designation of the Rights and Preferences of the Company's Series D Convertible Preferred Stock.

5.1+     Opinion and Consent of Oppenheimer Wolff & Donnelly.

23.1+    Consent of McGladrey & Pullen, LLP.

23.2+    Consent of Deloitte & Touche, LLP.

23.3+    Consent of Oppenheimer Wolff & Donnelly (See Exhibit 5.1).

24.1     Power of Attorney (See Signature Page).

99.1+    1993 Stock Option Plan.

99.2+    1995 Stock Incentive Plan.



* Incorporated by reference to the exhibits to the Company's Registration Statement on Form SB-2, as amended on Form S-3, filed October 29, 1995.

** Incorporated by reference to the exhibits to the Company's Form 10-KSB for the fiscal year ending June 30, 1993 (File No. 0-20312).

*** Incorporated by reference to the exhibits to the Company's Registration Statement on Form 10 (File No. 0-20312).

^ Incorporated by reference to the exhibits to the Company's Form 10-QSB for the quarter ended September 30, 1993 (File No. 0-20312).

^^ Incorporated by reference to the exhibits to the Company's Form 8-K filed March 7, 1995 (File No. 0-20312).

+        Filed electronically.

ITEM 9.  UNDERTAKINGS.

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on July 22, 1996.

                        VISTA INFORMATION SOLUTIONS, INC.

                        By: /s/ Thomas R. Gay
                                Thomas R. Gay
                                Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas R. Gay and E. Steven Hamilton and each or any one of them, his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on July 22, 1996 in the capacities indicated.

Signature                         Title

/s/ Thomas R. Gay                 President, Chief Executive Officer
Thomas R. Gay                     (principal executive officer) and Direcotr

/s/ E. Steven Hamilton            Chief Financial Officer (principal financial
E. Steven Hamilton                officer)

/s/ Brian Conn                    Controller (principal accounting officer)
Brian Conn

/s/ Martin F. Kahn                Chairman of the Board
Martin F. Kahn

/s/ James E. Hovis                Director
James E. Hovis

/s/ Robert J. Moeller             Director
Robert J. Moeller

/s/ Jay D. Seid                   Director
Jay D. Seid

/s/ Patrick A. Rivelli            Director
Patrick A. Rivelli



                                INDEX TO EXHIBITS

Exhibit
Number Description                                                      Location
- ------ ------------                                                     --------

4.1    Restated Articles of Incorporation, as amended to date..............(1)

4.2    Restated By-Laws of the Company, as amended to date.................(2)

4.3    Warrant Agreement...................................................(3)

4.4    Certificate of Designation of the Rights and Preferences of
       the Company's Series B Convertible Preferred Stock..................(4)

4.5    Certificate of Designation of the Rights and Preferences of
       the Company's Series C Convertible Preferred Stock..................(5)

4.6    Certificate of Designation of the Rights and Preferences of
       the Company's Series D Convertible Preferred Stock..................(5)

5.1    Opinion and Consent of Oppenheimer Wolff & Donnelly.................(6)

23.1   Consent of McGladrey & Pullen, LLP..................................(6)

23.2   Consent of Deloitte & Touche, LLP...................................(6)

23.3   Consent of Oppenheimer Wolff & Donnelly (See Exhibit 5.1)...........(6)

24.1   Power of Attorney (See Signature Page)..............................(6)

99.1   1993 Stock Option Plan..............................................(6)

99.2   1995 Stock Incentive Plan...........................................(6)



(1) Incorporated by reference to the exhibits to the Company's Registration Statement on Form SB-2, as amended on Form S-3, filed October 29, 1995.

(2) Incorporated by reference to the exhibits to the Company's Form 10-KSB for the fiscal year ending June 30, 1993 (File No. 0-20312).

(3) Incorporated by reference to the exhibits to the Company's Registration Statement on Form 10 (File No. 0-20312).

(4) Incorporated by reference to the exhibits to the Company's Form 10-QSB for the quarter ended September 30, 1993 (File No. 0-20312).

(5) Incorporated by reference to the exhibits to the Company's Form 8-K filed March 7, 1995 (File No. 0-20312).

(6)      Filed electronically herewith.